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                                                                    EXHIBIT 13.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

      In connection with the accompanying Annual Report of DF China Technology, Inc. (the "Company") on Form 20-F for the period ended March 31, 2004 (the "Report"), I, Dr. Fan Di, Chief Executive Officer of the Company, hereby certify that to my knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o(d)); and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 18, 2004

                                    By:     /s/ Dr. Fan Di
                                        ---------------------------------
                                    Name:  Dr. Fan Di
                                    Title: Chairman and Chief Executive Officer